Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens National Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter 2010 Earnings

MANSFIELD, PENNSYLVANIA— July 23, 2010 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the second quarter ended June 30, 2010.

Net income for the six months ended June 30, 2010 totaled $5,673,000 which compares to $4,818,000 for the same period last year.  This represents an increase of $855,000, or 17.7%.  Earnings per share of $1.98 increased 17.9% from $1.68 per share last year.  Annualized return on equity for the comparable periods was 18.49% and 17.79%, while return on assets was 1.52% and 1.42%, respectively.

Net income for the three months ended June 30, 2010 totaled $2,927,000 which compares to $2,472,000 for the second quarter of 2009, representing an increase of $455,000, or 18.4%.  Earnings per share of $1.02 increased 18.6% from $.86 per share for the same period last year.  Annualized return on equity for the comparable periods was 19.09% and 17.99%, while return on assets was 1.57% and 1.43%, respectively.

As of June 30, 2010, total assets were $773.7 million, which was an increase of $44.2 million from December 31, 2009, and an increase of $67.0 million since June, 2009.  The investment portfolio totals $217.3 million, an increase of $18.7 million since year-end.  Net loans of $467.0 million have increased $15.5 million, or 3.4%, since December 31, 2009 and have increased $29.6 million since last June.  Total deposits at the end of June totaled $646.7 million, which is an increase of $41.1 million since year end, and have increased $64.2 million since last June, or 11.0%.  The growth in deposits can be attributed to the impact of the Marcellus Shale gas play, our outstanding customer service and the overall financial strength of First Citizens.

CEO and President Randall E. Black stated, “First Citizens continues to be recognized nationally for its financial performance.  In June, we were recognized by US Banker as placing 11th in the country for financial performance based upon the three year average return on average equity for the period ended December 31, 2009.  This is up from placing 58th in 2008 and 154th in 2007.   The impact of the economic environment has had an impact on credit quality, even though we continue to compare favorably to peer.  As of June 30, 2010 non-performing assets as a percent of loans was 1.45%, which is an improvement from 1.55% at the end of December 2009, but up from .87% at the end of last June.”

Stockholders’ equity totaled $66.6 million at June 30, 2010, representing an increase of $5.1 million, or 8.3%, from December 31, 2009.  Book value per share at June 30, 2010 was $22.17 compared with $20.71 last December, an increase of 7.0%.  On July 8, 2010, a cash dividend of $.255 per share as well as a 1% stock dividend was declared and will be paid on July 30, 2010 to shareholders of record as of July 16, 2010.  The cash dividend of $.255 per share represents an increase of 4.1% over the July 2009 dividend.  First Citizens remains well capitalized with capital levels exceeding regulatory levels.  “Our outstanding financial performance gives us the ability to continue providing a very attractive dividend yield to our shareholders,” stated Mr. Black.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 17 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2010	2009	2009
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 9,656	$ 9,505	$ 9,955
Interest-bearing	30,728	21,944	31,768
Total cash and cash equivalents	40,384	31,449	41,723

Available-for-sale securities	217,261	198,582	181,500

Loans (net of allowance for loan losses: June 30, 2010, $5,302;
December 31, 2009, $4,888; June 30, 2009, $4,622)	467,037	451,496	437,450

Premises and equipment	12,694	12,227	11,847
Accrued interest receivable	3,228	3,141	2,786
Goodwill	10,256	10,256	10,256
Bank owned life insurance	12,917	12,667	12,411
Other assets	9,900	9,659	8,739

TOTAL ASSETS	$ 773,677	$ 729,477	$ 706,712

LIABILITIES:
Deposits:
Noninterest-bearing	$ 63,954	$ 60,061	$ 57,669
Interest-bearing	582,709	545,498	524,801
Total deposits	646,663	605,559	582,470
Borrowed funds	52,763	54,115	59,382
Accrued interest payable	1,787	2,037	2,048
Other liabilities	5,861	6,239	6,203
TOTAL LIABILITIES	707,074	667,950	650,103
STOCKHOLDERS' EQUITY:
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2010; 10,000,000 at
December 31, 2009 and June 30, 2009; issued 3,076,253 shares at June 30, 2010 and
December 31, 2009; 3,048,288 shares at June 30, 2009	3,076	3,076	3,048
Additional paid-in capital	13,486	13,457	12,888
Retained earnings	51,575	47,353	44,471
Accumulated other comprehensive income	3,112	2,041	548
Treasury stock, at cost: 212,486 shares at June 30, 2010; 204,437 shares at
December 31, 2009 and 202,287 shares at June 30, 2009	(4,646)	(4,400)	(4,346)
TOTAL STOCKHOLDERS' EQUITY	66,603	61,527	56,609
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 773,677	$ 729,477	$ 706,712

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2010	2009	2010	2009
INTEREST INCOME:
Interest and fees on loans	$ 7,752	$ 7,558	$ 15,486	$ 15,035
Interest-bearing deposits with banks	17	10	31	12
Investment securities:
Taxable	1,264	1,541	2,599	3,181
Nontaxable	727	514	1,368	985
Dividends	7	6	13	13
TOTAL INTEREST INCOME	9,767	9,629	19,497	19,226
INTEREST EXPENSE:
Deposits	2,519	2,863	5,061	5,778
Borrowed funds	439	496	880	1,019
TOTAL INTEREST EXPENSE	2,958	3,359	5,941	6,797
NET INTEREST INCOME	6,809	6,270	13,556	12,429
Provision for loan losses	235	150	540	300
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,574	6,120	13,016	12,129
NON-INTEREST INCOME:
Service charges	937	894	1,790	1,706
Trust	135	113	281	276
Brokerage and insurance	141	53	223	153
Gains on loans sold	35	162	48	209
Investment securities gains, net	35	102	99	118
Earnings on bank owned life insurance	125	115	249	236
Other	116	96	224	191
TOTAL NON-INTEREST INCOME	1,524	1,535	2,914	2,889
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,416	2,329	4,857	4,625
Occupancy	297	296	603	617
Furniture and equipment	111	124	217	234
Professional fees	153	164	333	295
Federal deposit insurance	217	378	454	753
Other	1,162	1,200	2,220	2,339
TOTAL NON-INTEREST EXPENSES	4,356	4,491	8,684	8,863
Income before provision for income taxes	3,742	3,164	7,246	6,155
Provision for income taxes	815	692	1,573	1,337
NET INCOME	$ 2,927	$ 2,472	$ 5,673	$ 4,818

Earnings Per Share	$ 1.02	$ 0.86	$ 1.98	$ 1.68
Cash Dividends Paid Per Share	$ 0.255	$ 0.245	$ 0.505	$ 0.485

Weighted average number of shares outstanding	2,870,299	2,874,101	2,870,390	2,873,292

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
Performance Ratios and Share Data:
Return on average assets (annualized)	1.57%	1.43%	1.52%	1.42%
Return on average equity (annualized)	19.09%	17.99%	18.49%	17.79%
Net interest margin (tax equivalent)	4.17%	4.21%	4.26%	4.27%
Cash dividends paid per share	$0.255	$0.245	$0.505	$0.485
Earnings per share	$1.02	$0.86	$1.98	$1.68
Weighted average shares outstanding	2,870,299	2,874,101	2,870,390	2,873,292

Balance Sheet Highlights (dollars in thousands):	June 30, 2010	December 31, 2009	June 30, 2009

Assets	$773,677	$729,477	$706,712
Investment securities - Available For Sale	217,261	198,582	181,500
Loans (net of unearned income)	472,339	456,384	442,072
Allowance for loan losses	5,302	4,888	4,622
Deposits	646,663	605,559	582,470
Stockholders' Equity	66,603	61,527	56,609
Non-performing assets	6,833	7,057	3,829
Non-performing assets to total loans	1.45%	1.55%	0.87%
Average Leverage Ratio	8.36%	8.15%	7.92%
Common shares outstanding	2,863,767	2,871,816	2,846,001
Book value per share	$22.17	$20.71	$19.70